UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2016

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2016 (the “Effective Date”) Uni-Pixel Displays, Inc. (“Displays”), a wholly owned subsidiary of Uni-Pixel, Inc. (“Uni-Pixel” or the “Company”), entered into the First Amendment (the “Patent Amendment”) to the FLT (Fine Line Technology) Patent License Agreement (the “Patent License Agreement”) and the First Amendment (the “IP Amendment”, and collectively with the Patent Amendment, the “Amendments”) to the FLT (Fine Line Technology) Intellectual Property License Agreement (the “IP License Agreement”, and collectively with the Patent License Agreement, the “License Agreements”) with CIT Technology Ltd. (“CIT”). Displays originally entered into the License Agreements with CIT, as previously disclosed by the Company, on April 16, 2015.

The Amendments revise the respective License Agreements to provide that the licenses granted by CIT to Displays for the Licensed FLT Patents (as defined in the Patent License Agreement) and the Licensed FLT IP (as defined in the IP License Agreement) are provided on an exclusive and sublicenseable basis  to make or have made, use, offer for sale, sell, and import Licensed FLT Products (as defined in the License Agreements). Notwithstanding the foregoing, such exclusivity to the Licensed FLT Patents and License FLT IP is subject to a license by CIT to CPI Innovation Services Limited for use with non-touchscreens. Furthermore, the Amendments to the License Agreements provide that if a sublicense agreement is in effect at the time that the License Agreements are terminated for any reason then such sublicense will survive and remain in full force and effect, and from and after the effective date of such termination with respect to Displays, the sublicensee party will be deemed to have the rights of Displays under the respective License Agreement on a non-exclusive, non-sublicenseable basis, and will become responsible for complying with the terms and conditions of the respective License Agreement, as amended, pertaining to confidentiality, recordkeeping and auditing.

The Patent Amendment also revises the definition of sales price (which is used to calculate the royalty to be paid to CIT) in the Patent License Agreement to provide a calculation of the sales price in a sublicense transaction situation. Specifically, sales price is defined in the Patent Amendment to mean (a) gross revenues of Displays recognized from the sale, use or other disposition, but not to sublicensees, of a Licensed FLT Product by Displays (including affiliates of Displays) or (b) the amount used by Displays under its agreement with the relevant sublicensee to calculate the royalty payable to Displays by the relevant sublicensee in respect of Licensed FLT Products manufactured by the sublicensee (the “Sublicense Price”), provided always that the Sublicense Price shall be a bona fides amount reflecting an arm’s length transaction between a willing licensor and a willing licensee.

Other than as described above, the material terms of the License Agreements, as previously disclosed by the Company, have not been revised. Copies of these License Agreements are attached as exhibits to the Company’s Current Report on Form 8-K dated April 16, 2015 and are incorporated herein by reference. Copies of the Amendments are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to FLT (Fine Line Technology) Patent License between Uni-Pixel Displays, Inc. and CIT Technology Limited, dated December 21, 2016.

10.2	First Amendment to FLT (Fine Line Technology) Intellectual Property License between Uni-Pixel Displays, Inc. and CIT Technology Limited, dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2016	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT LIST

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to FLT (Fine Line Technology) Patent License between Uni-Pixel Displays, Inc. and CIT Technology Limited, dated December 21, 2016.

10.2	First Amendment to FLT (Fine Line Technology) Intellectual Property License between Uni-Pixel Displays, Inc. and CIT Technology Limited, dated December 21, 2016.